                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 8, 2008
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                     001-13533                74-2830661
-------------------------------     -------------------     -------------------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 8, 2008, the Audit Committee of the Board of Directors of the Company
committed the Company to a workforce  reduction  pursuant to an exit or disposal plan (the "Plan") as described in paragraph 8 of Financial  Accounting Standards
Board Statement of Financial  Accounting  Standards No. 146 Accounting for Costs
Associated with Exit or Disposal Activities (SFAS No. 146), under which material
charges  will  be  incurred  under  generally  accepted  accounting   principles
applicable to the Company.

The  Company  is  undertaking  the  Plan in  connection  with  its  decision  to discontinue  its retail and  brokerage  operations in order to preserve cash and reduce debt and in light of the Company's  inability to satisfy  certain minimum licensing  requirements  for  these  operations  relating  to the net  worth and financial  condition  of the  Company.  The  Company and its  subsidiaries  will surrender to appropriate  regulatory authorities or otherwise allow to lapse all
licenses  and  other  governmental   authorizations  relating  to  its  mortgage
origination   and  brokerage   businesses.   Discontinuing   such  licenses  and
governmental  authorizations  may  hinder or  otherwise  negatively  affect  the ability  of the  Company  to  recommence  a mortgage  origination  and  mortgage brokerage business if market conditions improve.

The Plan will result in the  elimination of  approximately  170  positions.  The
Company  expects  to  have  approximately  30  employees,  overall,  after  this reduction in workforce. Subject to completion of the necessary legal notices and requirements,  implementation of the Plan will begin immediately and is expected to conclude during the first quarter of 2008.

The Company's mortgage portfolio management  operations were not affected by the reduction.

The Company estimates that the total pre-tax charge to earnings  associated with the Plan will range between $1.3 million and $1.8 million,  consisting primarily
of  cash  expenditures  for  severance  costs.  The  Company   anticipates  that
substantially  all of the pre-tax charges to earnings and cash expenditures will be incurred in the first quarter of 2008;  however,  some may be incurred in the second quarter of 2008.

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2008               NOVASTAR FINANCIAL, INC.

                                       /s/ Rodney E. Schwatken
                                       -----------------------------------------
                                       Rodney E. Schwatken,
                                       Chief Financial Officer

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